February 19, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

                   Re: Schedule 14A of Smithtown Bancorp, Inc.

                                           (THE "BANCORP")

Dear Sirs:

         Pursuant to Rule 14a-6(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we enclose a preliminary Schedule 14A of the Bancorp (the "Schedule 14A"), including the preliminary proxy materials to be used in connection with the upcoming annual meeting of the shareholders of the Bancorp. At the annual meeting, the Bancorp shareholders will be asked to approve, in addition to the election of directors and the appointment of accountants, an amendment to the Bancorp's Certificate of Incorporation to effect a two-for-one stock split by changing the number of authorized common shares, par value $5.00, from 1,500,000 shares to 3,000,000 shares, par value $2.50 per share.

         The Bancorp desires to mail the definitive proxy statement to its shareholders early in the week of March 2, 1998 in order to hold its annual meeting on its scheduled date of April 7, 1998.

         If you have any questions concerning the foregoing or the enclosed, please call me at (516) 360-9304.

                                                              Sincerely yours,

                                                              Bradley E. Rock

(Enclosures)

                                SMITHTOWN BANCORP

                              ONE EAST MAIN STREET
                         SMITHTOWN, NEW YORK 11787-2801

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                             TUESDAY, APRIL 7, 1998

The Annual Meeting of Shareholders of Smithtown Bancorp (the "Bancorp"), will be held at the Smithtown Landing Country Club, 495 Landing Avenue, Smithtown, New York, on April 7, 1998, at 10:30 AM, for the following purposes:

1. The election of three directors to serve a term of three years.

2. To consider and vote upon a proposal to amend Bancorp's Certificate of Incorporation to effect a two-for-one stock split by changing the number of authorized Common Shares, par value $5.00, from 1,500,000 shares to 3,000,000 shares, par value $2.50; and

3. To approve the appointment of Albrecht, Viggiano, Zureck & Company, P.C. as independent auditors for the year ending December 31, 1998.

4. To transact such other business as may properly come before the meeting for any adjournment thereof.

Pursuant to a resolution of the Board of Directors adopted at the Board of Directors meeting on January 27, 1998, only shareholders of record at the close of business on February 23, 1998, shall be entitled to notice of and to vote at this meeting.

Dated:  March 2, 1998
Smithtown, New York

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                                 BRADLEY E. ROCK
                                                Chairman of the Board, President

                                SMITHTOWN BANCORP

                              ONE EAST MAIN STREET
                         SMITHTOWN, NEW YORK 11787-2801

                                 PROXY STATEMENT

                            GENERAL PROXY INFORMATION

This Proxy Statement (this "Proxy Statement") is furnished in connection with the solicitation by and on behalf of the Board of Directors of Smithtown Bancorp, (the "Bancorp") of proxies to be used at the Annual Meeting of Shareholders of the Bancorp to be held at the Smithtown Landing Country Club, 495 Landing Avenue, Smithtown, New York, on April 7, 1998, and at any adjournment thereof. The costs of the proxy solicitation are to be paid by the Bancorp. Bank of Smithtown (the "Bank" or "Bank of Smithtown" ) is a wholly-owned subsidiary of the Bancorp. This Proxy Statement is being mailed on or about March 2, 1998, to holders of the Common Shares.

AUTHORIZED SHARES AND VOTING RIGHTS

Holders of record of Common Shares as of the close of business on February 23, 1998 (the "Record Date"), will be entitled to vote at the meeting. Each shareholder is entitled to one vote for each share of stock held by him or her. There were 433,268 Common Shares outstanding on the Record Date.

REVOCABILITY OF PROXY

If the accompanying form of Proxy is executed and returned, it nevertheless may be revoked by the shareholder at any time before it is exercised. But if it is not revoked, the shares represented thereby will be voted by the persons designated in each such Proxy.

FINANCIAL STATEMENTS

A copy of the Bancorp's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 1997, has been mailed herewith to the shareholders.

MATTERS TO BE VOTED ON AT THE MEETING

There are three matters that are scheduled to be voted on at the Annual Meeting. Shareholders are being asked to vote on (1) the election of three directors, (2) an amendment to the Bancorp's Certificate of Incorporation to effect a two-for-one stock split by changing the number of authorized Common Shares, par value $5.00, from 1,500,000 shares to 3,000,000 shares, par value $2.50, and (3) the approval of Albrecht, Viggiano, Zureck & Co., P.C., as the Bancorp's independent auditors for the year ending December 31, 1998.

It is intended that the shares of stock represented by the accompanying form of Proxy will be voted for the election of the director nominees listed in Table I and in favor of the other proposals, unless a contrary direction is indicated on the form of Proxy. With respect to the director nominees, if any of such nominees should become unavailable for any reason, which the directors do not now contemplate, it is intended that, pursuant to the accompanying form of Proxy, votes will be cast for a substitute nominee designated by the Board of Directors.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. The approval referred to above will be authorized if a majority of the votes cast at the Annual Meeting, either in person or by proxy, are voted in favor of such approval.

With respect to the proposals referred to above, abstentions and broker non-votes will be counted as not having voted and will not be counted in determining if the plurality, with respect to (1), or the majority, with respect to (3), was obtained. With respect to proposal (2), abstentions and broker non-votes have the effect of a "No' vote.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

The Certificate of Incorporation of the Bancorp provides that the Board of Directors shall consist of 9 members and that the directors shall be classified into three classes, each of which shall serve for a term of three years, with the term of office of one class expiring each year.

NOMINEES FOR ELECTION OF DIRECTORS

All nominees who are presently serving as directors were elected to their present term of office by the shareholders. The following directors whose terms are expiring this year, are proposed for re-election for terms expiring in 2001:

Patrick A. Given, Edith Hodgkinson and Robert Scherdel.

                                    TABLE I


                                Date                                   Experience and                        Shares of Stock
                            Directorship       Director             Principal Occupation                     Beneficially Owned (2)
Name and Age                Term Expires       Since (1)            During Past 5 Years                      #              %
------------------------------------------------------------------------------------------------------------------------------------
NOMINEES

Patrick A. Given, 53            2001             1989          Real Estate Appraiser and
                                                               Consultant; Given Associates,
                                                               located at 550 Route 111,
                                                               Hauppauge, New York.                         2,050          .47

Edith Hodgkinson, 75            2001             1979          Retired Restaurateur, active in community
                                                               non-profit organizations.                   28,203         6.50

Robert W. Scherdel, 43          2001             1996          President & CEO
                                                               Sunrest Health Facilities, Inc.              5,351         1.23


                                Date                           Experience and                                  Shares of Stock
                            Directorship       Director        Principal Occupation                        Beneficially Owned (2)

Name and Age                Term Expires       Since (1)       During Past 5 Years                                 #          %
------------------------------------------------------------------------------------------------------------------------------------

DIRECTORS CONTINUING IN OFFICE

James H. Glamore, 78            1999             1979          President, Glamore Motor Sales, Inc.
                                                               (automobile sales), until retirement
                                                               in 1996                                           4,752      1.09

Barry M. Seigerman, 57          1999             1993          Chairman & Chief Executive
                                                               Officer Seigerman-Mulvey, Co., Inc.,
                                                               Insurance Brokers, located at
                                                               31 Research Way, East Setauket,
                                                               New York.  Active in business
                                                               and community non-profit
                                                               organizations.                                      917       .21

Augusta Kemper, 75              1999             1992          Horticulturist and Owner of Kemper
                                                               Nurseries until retirement in 1985.              24,933      5.75

Attmore Robinson, Jr., 86       2000             1948          Partner, Elzon & Robinson,
                                                               Real Estate Brokers, until
                                                               retirement in 1993.                               9,263      2.13


Bradley E. Rock, 45             2000             1988          Chairman of the Board, President
                                                               & Chief Executive Officer of the
                                                               Bancorp and the Bank.                             2,492      .57

Charles E. Rockwell, 81         2000             1984          Retired in 1976.  Formerly a
                                                               commercial airline captain. Active
                                                               in community non-profit
                                                               organizations.                                   4,418      1.01

1) Each director of the Bancorp is also a director of Bank of Smithtown. The dates given are the dates on which the director first served as a director of Bank of Smithtown.

2) These figures include Common Shares owned by family members of directors as to which each of the directors disclaim any beneficial ownership. Mrs. Hodgkinson's shares include shares held by Bank of Smithtown as Trustee under the Last Will and Testament of Carlyle Hodgkinson. The amount of Common Shares beneficially owned and listed in the table above is provided as of February 23, 1998.

BOARD OF DIRECTORS

The Board of Directors holds regular monthly meetings. The Board held twelve meetings during 1997 in addition to one special meeting of Bank of Smithtown and one special meeting of Smithtown Bancorp. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee or committees thereof on which such director served during 1997.

COMMITTEES OF THE BOARD

The Board of Directors has established a number of committees to assist it in the discharge of its responsibilities.

The Audit Committee, consisting of eight directors, had four meetings in 1997. The chairman of the committee is Attmore Robinson, Jr. The committee reviews
results  of  regulatory   examinations,   internal  audits  and  audits  of  the
independent auditor in conformance with regulations of the New York State Banking Department and the laws of the State of New York. Current members of this committee are James H. Glamore, Edith Hodgkinson, Augusta Kemper, Attmore Robinson, Jr., Charles E. Rockwell, Patrick A. Given, Barry M. Seigerman and Robert Scherdel.

The Compensation Committee consists of four members. The chairman of the committee is Attmore Robinson, Jr. This committee makes recommendations to the Board of Directors with respect to the compensation of elected officers. Current members of this committee are Augusta Kemper, Edith Hodgkinson, Attmore Robinson, Jr. and Charles E. Rockwell.

The Board of Directors does not have a standing nominating committee.

DIRECTOR COMPENSATION

Directors of the Bank received a fee of $600 per month from January 1997 through April 1997. Effective May 1, 1997, the Director's fees were increased to $750 per month. The members of the Directors Loan Committee who are not officers of the Bank and who were appointed to the committee prior to May 1, 1996, also received a monthly fee of $300 for committee membership. The total amount of directors' fees paid during 1997 was $86,400.00.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES .

                         (PROPOSAL NO. 1 ON THE PROXY).

             AMENDMENT TO THE BANCORP'S CERTIFICATE OF INCORPORATION
                              TO EFFECT STOCK SPLIT

                                (PROPOSAL NO. 2)

The Board of Directors recommends that Article FOURTH of the Bancorp's Certificate of Incorporation be amended in order to effect a two-for-one stock split (the "Stock Split") by changing the number of shares of authorized capital stock, par value $5.00 (the "Old Common Shares"), from 1,500,000 to 3,000,000 shares, par value $2.50 (the "New Common Shares").

The following description of this proposal is qualified in its entirety by reference to the proposed amendments to Article FOURTH of the Bancorp's Certificate of Incorporation, set forth below.

At its regularly held meeting on February 24, 1998, the Board of Directors adopted a resolution recommending to the shareholders an amendment to the Bancorp's Certificate of Incorporation to effect the Stock Split (the "Stock Split Amendment").

As of February 23, 1998 the Bancorp's authorized capital stock consisted of 1,500,000 Old Common Shares, of which 433,268 Old Common Shares were issued and outstanding on February 23, 1998 and 100,000 Preferred Shares, par value $0.01 per share, none of which was issued and outstanding on February 23, 1998.

The Stock Split Amendment will not have any material impact on the aggregate capital represented by the shares of capital stock for financial statement purposes. Adoption of the Stock Split will have the effect of increasing the current amount of authorized and outstanding shares of capital stock as indicated in the table below.

In connection with the Stock Split, Old Common Shareholders would receive two New Common Shares in exchange for one Old Common Share.


                                     Before Split                                                After Split

Class of
STOCK            AUTHORIZED          PAR VALUE        OUTSTANDING                AUTHORIZED      PAR VALUE   OUTSTANDING
-----            -----------         ---------        -----------                ----------      ---------   -----------

Common          1,500,000              $5.00           433,268                    3,000,000      $2.50       866,536


The number of issued shares after the Stock Split is approximate. Except for changes resulting from the Stock Split, the rights and privileges of holders of Old Common Shares will remain the same, both before and after the filing of the Stock Split Amendment.

REASONS FOR THE STOCK SPLIT

The Board of Directors believes that it is desirable to effect the Stock Split to increase the authorized capital stock of the Bancorp in order to have such stock available for future use in connection with acquisitions, financing, employee benefit plans, stock dividends or other corporate purposes including the possible issuance in reaction to an unsolicited acquisition proposal (as set forth more fully below).

Although the Bancorp has no current plans, has made no arrangements and has not entered into any understandings whereby it would be required to issue any of the New Common Shares created by the Stock Split for any specific purpose, the Board of Directors believes that it is in the best interests of the Bancorp to effect the Stock Split with the corresponding increase in the capital stock as stated above in order to meet possible contingencies and opportunities for which the issuance of shares may be deemed advisable. From time to time the Bancorp has given, and in the future is likely to give, consideration to the feasibility of obtaining funds for appropriate corporate objectives through the public sale of equity securities. Because questions of timing are always central to whether or on what basis public financing is to be undertaken, the Bancorp wishes to obtain maximum flexibility in this regard by increasing its authorized capital stock at this time, thereby avoiding the need for, and the expense and delay occasioned by, a special shareholders' meeting to take similar actions at a later time. Other purposes for which such additional shares could be issued include: (a) the acquisition of the shares or assets of other corporations;(b) share distributions to shareholders of the Bancorp; (c) employee benefit plans; and
(d) in reaction to unsolicited acquisition proposals. In the Board of Directors' view the New Common Shares will provide greater flexibility in achieving these purposes. It is intended that the additional shares of capital stock created by the Stock Split would be subject to issuance at the discretion of the Board of Directors from time to time for any proper corporate purpose without further action by the shareholders, except as may be required by law or regulation or by the rules of any stock exchange on which the Bancorp's securities may then be listed (or by the by-laws of the National Association of Securities Dealers, Inc., if applicable at such time).

Although the Board of Directors is not aware of any effort by any person to acquire control of the Bancorp and effect a change of control of the Bancorp, the authorized but unissued shares of capital stock of the Bancorp could be used to make it more difficult to effect a change in control of the Bancorp and thereby make it more difficult for shareholders to obtain an acquisition premium for their shares. Such shares could be used to create impediments for persons seeking to gain control of the Bancorp by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Board of Directors in opposing such an attempt by a third party to gain control of the Bancorp. The issuance of new shares of the Bancorp could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Bancorp.

The Bancorp's Certificate of Incorporation currently contains several provisions that may be deemed to have the effect of discouraging and defeating certain forms of acquisition proposals. Article SEVENTH of the Certificate of Incorporation provides for a classified board of directors comprised of three classes, each of which is elected to a three-year term. Article EIGHTH provides that certain business combinations involving the Bancorp and holders of more than 5% of the Bancorp's outstanding shares must be approved by the affirmative vote of 80% of the outstanding shares unless the Board of Directors approves the transaction prior to the time the acquiror became a 5% owner or the Board of Directors unanimously approves the transaction. Each of these provisions has previously been adopted by the shareholders. In addition, in 1997, the Bancorp adopted a shareholder rights plan, which could have the effect of discouraging unsolicited acquisition proposals.

The Board of Directors also believes that the current per share price level of the Old Common Shares has reduced the effective marketability of the shares. Many investors prefer to purchase shares in "round-lot" transactions of 100 shares or multiples thereof. A high per share price level discourages such type of transactions, thus discouraging investment in the Bancorp.

The increase in the number of common shares outstanding as a consequence of the Stock Split should decrease the per share price of the common shares, which may encourage greater interest in the New Common Shares and possibly promote greater liquidity for the Bancorp's shareholders. However, the decrease in the per share price of the Common Shares as a consequence of the Stock Split may be proportionately less than the increase in the number of shares outstanding. In addition, any increased liquidity due to any decreased per share price could be partially or entirely off-set by the increased numbered of shares outstanding after the Stock Split. Nevertheless, the Stock Split could result in per share prices that adequately compensate for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described about will occur, or that any decrease in per share price of the New Common Shares resulting from the Stock Split will be maintained for any period of time.

The affirmative vote of the holders of a majority of the outstanding Common Shares is required to adopt the proposed amendments to the Certificate of Incorporation. If the amendments to Article FOURTH of the Bancorp's Certificate of Incorporation are authorized, the first sentence of Article FOURTH will read as follows:

"FOURTH: NUMBER OF SHARES. The aggregate number of shares which the corporation shall have authority to issue shall be 3,100,000, of which 3,000,000 shall be designated as Common Shares with a par value of $2.50 each and 100,000 shall be designated as Preferred Shares with a par value of one cent ($0.01) each.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL

               TO AMEND THE BANCORP'S CERTIFICATE OF INCORPORATION

                 TO EFFECT A TWO-FOR-ONE STOCK SPLIT BY CHANGING
               THE NUMBER OF AUTHORIZED COMMON SHARES, PAR VALUE

                  $5.00, FROM 1,500,000 TO 3,000,000, PAR VALUE

                      $2.50 (PROPOSAL NO. 2 ON THE PROXY).

                        APPROVAL OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

The Audit Committee has recommended that Albrecht, Viggiano, Zureck & Co., P.C., Certified Public Accountants, continue as the independent auditors for the Bank and the Bancorp for 1998. The firm has served as the independent auditors for the Bank and the Bancorp since 1992. Representatives of the firm will be present at the annual meeting to answer questions and are free to make statements during the course of the meeting.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL
       TO APPROVE THE INDEPENDENT AUDITORS (PROPOSAL NO. 3 ON THE PROXY).




                             EXECUTIVE OFFICERS AND
                             PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The persons listed below are beneficial owners of more than 5% of the outstanding Common Shares of the Bancorp as of February 23, 1998.


Name and Address                      Common Shares            Percent
of Beneficial Owner              Beneficially Owned            of Class

Elizabeth Radau                             30,296                6.99%
43 Edgewood Avenue
Smithtown, New York 11787-2723

Edith Hodgkinson                            28,203                6.50%
P.O. Box 756
Bayport, New York 11705-0756

Augusta Kemper                              24,933                5.75%
51 Mills Pond Road
St. James, New York 11780-2111

The following table shows stock ownership as of February 23, 1998, of all directors and officers of the Bancorp and the Bank as a group:

                                    TABLE II


                                         NUMBER OF COMMON           PERCENTAGE
                                       SHARES BENEFICIALLY       OF OUTSTANDING
                                          OWNED (NOTE 1)          COMMON SHARES


Patrick A. Given                                 2,050                       .47
Anita M. Florek                                    792                       .18
Edith                                           28,203                      6.50
Hodgkinson                                       5,351                      1.23
Robert W. Scherdel                               4,752                      1.09
James H. Glamore                                   917                       .21
Barry M. Seigerman                              24,933                      5.75
Augusta Kemper                                   9,263                      2.13
Attmore Robinson, Jr.                            3,354                       .77
Bradley E. Rock                                  4,418                      1.01
Charles E. Rockwell                                693                       .16
Thomas J. Stevens

Eleven directors and executive officers         84,726                     19.56
of the Bancorp and the Bank as a group


Note 1 - Includes Common Shares owned by family members of directors as to which the directors disclaim any interest.

MATERIAL PROCEEDINGS

There are no material proceedings to the best of management's knowledge to which any director, officer or affiliate of the Bancorp or any record holder or beneficial owner of more than five percent of the Bancorp's stock, or any associate of any such director, officer, affiliate of the Bancorp, or security holder is a party adverse to the Bancorp or any of its subsidiaries or has a material interest adverse to the Bancorp.

EXECUTIVE OFFICERS

The following table sets forth information as to executive officers of the Bancorp and the Bank as of February, 1998.

                                   TABLE III

------------------------------------------------------------------------------------------------------------------------------------
                 NAME                       AGE                                        POSITION
------------------------------------------------------------------------------------------------------------------------------------

            Bradley E. Rock                 45     Chairman of the Board, President & Chief Executive Officer of the Bancorp since
                                                   January 1992.  President of the Bancorp and the Bank October 1990 to January
                                                   1992.  Director of the Bancorp and the Bank since 1988.
------------------------------------------------------------------------------------------------------------------------------------
            Anita M. Florek                 47     Executive Vice President & Chief Financial Officer of the Bank since January
                                                   1993.  Executive Vice President & Treasurer of the Bancorp since January 1993.
                                                   Senior Vice President & Comptroller of the Bank March 1989 to January 1993.
                                                   Treasurer of the Bancorp January 1991 to January 1992.
------------------------------------------------------------------------------------------------------------------------------------

           Thomas J. Stevens              39       Executive Vice President & Chief Lending Officer of the Bank since July 1997.
                                                   Senior Vice President & Commercial Loan Officer of the Bank February 1997 to
                                                   July 1997.  Vice President & Commercial Loan Officer May 1994 to February 1997.
------------------------------------------------------------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

         The table appearing below sets forth all compensation paid in 1997 to each executive officer whose total compensation exceeded $100,000 for such year. All remuneration was paid by Bank of Smithtown.

                                    TABLE IV
                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------
NAME AND PRINCIPAL POSITION              YEAR             SALARY                   INCENTIVE         OTHER COMPENSATION
                                                                                   COMPENSATION             (1) (2)
------------------------------------------------------------------------------------------------------------------------------------
Bradley E. Rock                         1995             $185,325.00               $20,021.30              $19,077.76
Chairman, President & CEO               1996             $200,000.00               $17,372.54              $21,045.96
of the Bancorp and the Bank             1997             $212,000.00               $38,000.00              $25,373.42
------------------------------------------------------------------------------------------------------------------------------------
Anita M. Florek                         1995             $ 95,000.00               $10,615.79              $ 6,042.98
Executive Vice President                1996             $102,000.00               $ 9,673.23              $ 8,505.85
of the Bancorp and the Bank             1997             $108,120.00               $14,000.00              $12,687.42
------------------------------------------------------------------------------------------------------------------------------------
Thomas J. Stevens                       1995             $ 68,000.00               $20,277.88             $  3,392.16
Executive Vice President                1996             $ 74,000.00               $18,799.10             $  6,822.08
of the Bank                             1997             $ 88,538.34               $13,332.11             $  9,525.43
------------------------------------------------------------------------------------------------------------------------------------


(1) These amounts include a monthly director's fee of $750 for Mr. Rock as Chairman of the Board of Directors. Mr. Rock does not receive any additional compensation for participation on any of the board's committees. These amounts also include employer matching contributions paid in connection with the Bank's 401(k) plan, amounts accrued during 1997 under the ESOP and premiums paid on behalf of the officers for a group term life insurance policy.

(2) Amounts reported do not include any amount expended by the Bank which may have provided an incidental benefit to the persons listed in the table above, but which were made by the Bank in connection with its business. While the specific amounts of such incidental benefits cannot be precisely determined, after due inquiry, management does not believe that such value would exceed $5,000 in the aggregate for any of such persons.

CERTAIN TRANSACTIONS

Some of the directors and officers of the Bancorp, and some of the corporations and firms with which these individuals are associated, are also customers of Bank of Smithtown in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000.00 or more. It is anticipated that some of these individuals, corporations and firms will continue to be customers of and indebted to the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than the normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

No director of the Bank or the Bancorp had an aggregate amount of unsecured indebtedness to the Bank in excess of 15 percent of the Bank's equity capital account during the period of January 1, 1997, through December 31, 1997.

Outside of normal customer relationships, none of the directors or officers of the Bank or the Bancorp, or the corporations or firms with which such individuals are associated, currently maintains or has maintained within the last fiscal year any significant business or personal relationship with the Bank or the Bancorp other than such as arises by virtue of such individual's or entity's position with and/or ownership interest in the Bank or the Bancorp.

                                  PENSION PLAN

The Employee Stock Ownership Plan ( the "ESOP") and the 401(k) plans cover full-time employees who have attained the age of 21 years and who have completed 1,000 hours of employment during the year.

Benefits under the ESOP are based solely on the amount contributed to the ESOP which is used to purchase Common Shares. A participant's allocation is the total employer contribution multiplied by the ratio of that participant's applicable compensation over the amount of such compensation for all participants for that year. Benefits are not subject to deduction of social security or other offset amounts.

                              SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the 1999 Annual Meeting must be received by the Secretary of the Board of Directors by November 2, 1998, to be included in the proxy statement.

                                 OTHER BUSINESS

So far as the Board of Directors of the Bancorp now knows, no business other than that referred to above will be transacted at the Annual Meeting. The persons named in the Board of Directors' Proxies may, in the absence of instructions to the contrary, vote upon all matters presented for action at the Meeting according to their best judgment.

Dated:   March 2, 1998

                                                SMITHTOWN BANCORP

                                                Bradley E. Rock
                                                Chairman of the Board, President
                                                & Chief Executive Officer

                           THIS PROXY IS SOLICITED BY
                  BOARD OF DIRECTORS OF SMITHTOWN BANCORP, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD
                             TUESDAY, APRIL 7, 1998

The undersigned shareholder of Smithtown Bancorp, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints David Long, Doris Masters and Albert Brayson II or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all common shares of Smithtown Bancorp, Inc., held of record by the undersigned on February 23, 1998, at the Annual Meeting of Shareholders of Smithtown Bancorp, Inc., to be held at the Smithtown Landing Country Club, 495 Landing Avenue, Smithtown, New York, on April 7, 1998, at 10:30 AM, or any adjournment thereof.

1.  ELECTION  OF Patrick A.  Given,  Edith  Hodgkinson,Robert  W.  Scherdel,  as

Directors

     For ALL NOMINEES.              The Board recommends a vote FOR All Nominees
     Against ALL NOMINEES.
     For ALL NOMINEES EXCEPT            ________________________________________
     (i.e. authority is withheld from)  ________________________________________

2. EFFECT STOCK SPLIT

     For Proposal             The Board recommends a vote FOR Proposal No. 2.
     Against Proposal
     Abstain

3. APPROVAL OF INDEPENDENT AUDITORS

     For Proposal                 The Board recommends a vote FOR Proposal No 3.
     Against Proposal
     Abstain

4 TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, IN FAVOR OF THE OTHER PROPOSALS AND IN THE DISCRETION OF THE PERSONS IN WHOSE FAVOR THIS PROXY IS GRANTED, UPON MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Dated:_____________, 1998
(Please insert date)

                                                        ____________________L.S.

                                                        Signature of Shareholder

                                                       _____________________L.S.

                                                       Signature if Held Jointly

Please check if you plan to attend the meeting on April 7, 1998, at Smithtown Landing. ________

             THIS PROXY SHOULD BE RETURNED IN THE ENCLOSED ENVELOPE.